SOUTHEASTERN BANK FINANCIAL CORPORATION

SOUTHEASTERN BANK FINANCIAL CORPORATION
3530 WHEELER ROAD
AUGUSTA, GA 30909

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
(1) Proposal I: To approve the Agreement and Plan of Merger, dated as of June 16, 2016, by and between Southeastern Bank Financial Corporation (Southeastern) and South State Corporation (South State), pursuant to which Southeastern will merge with and into South State, as more fully described in the joint proxy statement/prospectus.	☐	☐	☐
(2) Proposal II: To adjourn the Southeastern special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal I.	☐	☐	☐
(3) Proposal III: To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Southeastern may receive in connection with the merger pursuant to existing agreements or arrangements with Southeastern.	☐	☐	☐

NOTE: This proxy will be voted in accordance with the direction of the undersigned as marked. If no direction is given, this proxy will be voted FOR the merger proposal as described in Proposal I, FOR the adjournment proposal as described in Proposal II, and FOR the merger-related compensation proposal as described in Proposal III.

Please sign exactly as name appears hereon. If shares are held jointly each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc. should use full title. If the shareholder is a corporation, please sign full corporate name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000299998_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com SOUTHEASTERN BANK FINANCIAL CORPORATION 3530 Wheeler Road Augusta, Georgia 30909 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SOUTHEASTERN BANK FINANCIAL CORPORATION FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 18, 2016 The undersigned hereby appoints Jay B. Forrester and Darrell R. Rains, and each of them, with full power of substitution, proxies to vote the shares of common stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of Southeastern Bank Financial Corporation to be held at the Cotton Exchange Office, 32 Eighth Street Augusta, Georgia 30901, on October 18, 2016 at 4:00 pm, or at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000299998_2 R1.0.1.25